Exhibit 99.1

Anthracite Capital, Inc. Prices $124.6 Million of High Yield CDO Debt; Estimates $0.29 Per Diluted Share Realized Gain to be Included in Fourth Quarter 2004

New York, October 22, 2004 - Anthracite Capital, Inc. (NYSE:AHR) ("Anthracite" or the "Company") today announced the pricing of a new $124.6 million Collateralized Debt Offering ("CDO"). The transaction provides term funding for a portfolio of non-investment grade rated and unrated Commercial Mortgage Backed Securities ("CMBS"). This portfolio consists of CMBS rated B or lower in which Anthracite is in the first loss position and as a result controls the workout process on the underlying loans. The CDO will issue privately placed debt of $124.6 million to be rated AAA through BBB- with Anthracite retaining 100% of the preferred shares issued by the CDO. The transaction is expected to close in early November 2004. The estimated weighted average cost of funds for the bonds issued is expected to be approximately 6.3%.

The Company will account for this transaction as a sale of securities under relevant accounting guidelines. Anthracite's fourth quarter 2004 results will include an estimated realized gain of approximately $15.2 million, or $0.29 per diluted common share with GAAP book value estimated to increase by $49.4 million, or $0.93 per diluted common share. Chris Milner, President and Chief Executive Officer of the Company, stated, "This transaction allows the Company to unlock the long-term value of our most credit sensitive CMBS assets. In the current market environment, tighter CMBS credit spreads and greater CDO investor receptivity has created the opportunity to maximize the value of these complex assets. The CDO structure also allows us to maintain control of the credit process of these securities and retain an economic interest in a portfolio that Anthracite has been building since 1998." Proceeds of this offering will be used to pay down short-term liabilities and provide approximately $78 million of additional cash to make commercial real estate debt investments. The securities to be offered by the CDO have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is not an offer to sell or a solicitation of an offer to buy any security.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those detailed from time to time in the Company's reports and filings with the Securities and Exchange Commission.

About Anthracite

Anthracite is a specialty finance company focused on investments in high yield real estate loans and related securities. Anthracite is managed by BlackRock Financial Management, Inc., a subsidiary of New York-based BlackRock, Inc. (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $323.5 billion of assets under management as of September 30, 2004. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE:PNC) and by BlackRock employees.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures;
(7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of tax legislation and, generally, the tax position of Anthracite.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements. To learn more about Anthracite, visit our website at www.anthracitecapital.com.